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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 4, 1999, except as to Note 10 which is as of March 22, 1999, relating to the financial statements of Net Perceptions, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from July 3, 1996 (inception) to December 31, 1998 and for each of the two years in the period ended December 31, 1998 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 13, 1999